UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

[Missing Graphic Reference]

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2008

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On August 22, 2008, The Reader’s Digest Association, Inc. (“RDA”) completed its previously announced sale of QSP, RDA’s school and youth groups fundraising division, to wholly-owned subsidiaries of Time Inc. for a purchase price in cash of approximately $110 million.  The sale was completed pursuant to a Stock Purchase Agreement dated as of August 7, 2008, by and among RDA, TI Circulation Holdings LLC and 1417557 Alberta ULC (collectively, “Buyer”), by which RDA sold all of the outstanding stock of QSP, Inc., a Delaware corporation, and Quality Service Programs, Inc., a Canadian corporation, and their respective subsidiaries.

RDA believes that neither it nor any of its affiliates has any material relationships with Buyer.  However, a significant portion of the revenues of RDA’s Direct Holdings business unit (consisting of RDA’s subsidiary Direct Holdings U.S. Corp. and its domestic and international subsidiaries (collectively, “Direct Holdings”)), is derived from sales of products that Direct Holdings markets under the Time Life trademark and tradename pursuant to a license agreement with Time Warner Inc. and Time Inc., the parent entity of Buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.

By: /s/ Andrea R. Newborn
Andrea R. Newborn
Date: August 27, 2008	Vice President, General Counsel and Secretary